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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Optical Sensors Incorporated Employee Stock Purchase Plan of our report dated February 14, 1996 with respect to the financial statements of Optical Sensors Incorporated included in the Company's Final Prospectus dated February 14, 1996, as filed with the Securities and Exchange Commission on February 15, 1996.



                                                 Ernst & Young LLP


Minneapolis, Minnesota
December 4, 1996